Exhibit 10.32

Confidential	Execution Version

SALE AND ASSIGNMENT AGREEMENT

THIS SALE AND ASSIGNMENT AGREEMENT (this “Agreement”) is dated as of April 7, 2026.

BETWEEN:

MINERALS HARVESTING COOK ISLANDS, LP,

A Delaware limited partnership (“MHCI”) acting through its general partner Minerals Harvesting Capital, LLC (the “General Partner”), as seller and assignor

- and -

AMERICAN OCEAN MINERALS CORPORATION

A corporation existing under the laws of the State of Delaware (the “Purchaser”), as purchaser and assignee

RECITALS:

A.

WHEREAS, on or about August 14, 2023, CIC Limited (the “Issuer”) entered into a Secured Purchase Agreement with MHCI, as lead investor, and certain other investors, as amended by that certain First Amendment to Securities Purchase Agreement and Warrant to Purchase Class A Voting Shares dated June 26, 2024 (as amended, and as further amended, restated, supplemented or otherwise modified to the date hereof, the “SPA”) whereby the Issuer agreed, from time to time, to issue certain convertible promissory notes (each, an “SPA Note” and, collectively, the “SPA Notes”) and freestanding warrants to purchase Class A voting shares in the capital stock of the Issuer (“SPA Warrants”), in each case in exchange for cash proceeds.

B.

WHEREAS, on or about August 14, 2023, the Issuer issued to MHCI an SPA Note in the form of a convertible promissory note no. CN23-001 in the original principal amount of US$4,700,000, under and pursuant to the terms of the SPA (as amended by the Omnibus MHCI Note Amendment (as defined herein), and as further amended, restated, supplemented or otherwise modified to the date hereof, the “MHCI SPA Note 1”).

C.

WHEREAS, concurrently with the issuance of the MHCI SPA Note 1, the Issuer issued a number of SPA Warrants to MHCI calculated in accordance with the SPA, authorizing MHCI to purchase up to a number of Class A Voting Shares in the capital stock of the Issuer (“Class A Shares”) calculated in accordance with the SPA at a price of US$0.0001 per share, subject to adjustment in accordance with the SPA (the “MHCI 2023 SPA Warrants”).

D.

WHEREAS, in connection with the SPA, MHCI and the Issuer entered into a certain lead investor rights agreement dated as of August 14, 2023, whereby the Issuer granted the MHCI, inter alios, certain preemptive rights with respect to the issuance of additional equity securities in the capital stock of the Issuer (the “MHCI Rights Agreement”).

E.

WHEREAS, on or about September 6, 2023, the Issuer issued to MHCI a second SPA Note in the form of a convertible promissory note no. CN23-002 in the original principal amount of US$2,240,000, under and pursuant to the terms of the SPA (as amended by the Omnibus MHCI Note Amendment (as defined herein), and as further amended, restated, supplemented or otherwise modified to the date hereof, the “MHCI SPA Note 2”).

F.

WHEREAS, on or about December 15, 2023, the Issuer issued to MHCI a third SPA Note in the form of a convertible promissory note no. CN23-003 in the original principal amount of US$600,000, under and pursuant to the terms of the SPA (as amended by the Omnibus MHCI Note Amendment (as defined herein), and as further amended, restated, supplemented or otherwise modified to the date hereof, the “MHCI SPA Note 3”).

G.

WHEREAS, on or about June 26, 2024, the Issuer issued to MHCI a fourth SPA Note in the form of a convertible promissory note no. CN24-001 in the original principal amount of US$1,631,500, under and pursuant to the terms of the SPA (as amended by the Omnibus MHCI Note Amendment (as defined herein), and as further amended, restated, supplemented or otherwise modified to the date hereof, the “MHCI SPA Note 4”).

H.

WHEREAS, concurrently with the issuance of the MHCI SPA Note 4, the Issuer issued an SPA Warrant to MHCI, authorizing MHCI to purchase up 407,875 Class A Shares at a price of US$0.0001 per share, subject to adjustment in accordance with the SPA (the “MHCI 2024 SPA Warrants (1)”).

I.

WHEREAS, concurrently with the issuance of the MHCI SPA Note 4, the Issuer issued an SPA Warrant to MHCI, authorizing MHCI to purchase up 73,750 Class A Shares at a price of US$0.0001 per share, subject to adjustment in accordance with the SPA (the “MHCI 2024 SPA Warrants (2)” and, together with the MHCI 2023 Warrants and the MHCI 2024 SPA Warrants (1), collectively the “Certificated Warrants”).

J.

WHEREAS, on or about July 9, 2024, the Issuer issued to MHCI a fifth SPA Note in the form of a convertible promissory note no. CN24-002 in the original principal amount of US$295,000, under and pursuant to the terms of the SPA (as amended by the Omnibus MHCI Note Amendment (as defined herein), and as further amended, restated, supplemented or otherwise modified to the date hereof, the “MHCI SPA Note 5”).

K.

WHEREAS, on or about January 1, 2025, MHCI purchased a sixth SPA Note in the original principal amount of US$300,000, under and pursuant to the terms of the SPA (as amended by the Omnibus MHCI Note Amendment (as defined herein), and as further amended, restated, supplemented or otherwise modified to the date hereof, the “MHCI SPA Note 6”), provided that as of the date hereof, the Issuer has not issued, and MHCI has not received, any certificate representing MHCI SPA Note 6.

L.

WHEREAS, on or about February 4, 2025, MHCI purchased a seventh SPA Note in the original principal amount of US$300,000, under and pursuant to the terms of the SPA (as amended by the Omnibus MHCI Note Amendment (as defined herein), and as further amended, restated, supplemented or otherwise modified to the date hereof, the “MHCI SPA Note 7”), provided that as of the date hereof, the Issuer has not issued, and MHCI has not received, any certificate representing MHCI SPA Note 7.

M.

WHEREAS, on or about March 7, 2025, MHCI purchased an eight SPA Note in the original principal amount of US$300,000, under and pursuant to the terms of the SPA (as amended by the Omnibus MHCI Note Amendment (as defined herein), and as further amended, restated, supplemented or otherwise modified to the date hereof, the “MHCI SPA Note 8” and, (i) together with MHCI SPA Note 6 and MHCI SPA Note, collectively the “Uncertificated MHCI SPA Notes”, and (ii) together with the MHCI SPA Note 1, MHCI SPA Note 2, MHCI SPA Note 3, MHCI SPA Note 4, MHCI SPA Note 5, MHCI SPA Note 6 and MHCI SPA Note 7, and all other SPA Notes required to be issued under the SPA, collectively the “MHCI SPA Notes”), provided that as of the date hereof, the Issuer has not issued, and MHCI has not received, any certificate representing MHCI SPA Note 7.

N.

WHEREAS, in addition to the Certificated Warrants, in connection with certain of the MHCI SPA Notes, the Issuer issued a number of SPA Warrants to MHCI such that, together with the warrants evidence by the Certificated Warrants, MHCI was authorized to purchase up to an aggregate of 4,286,989 Class A Shares at a price of US$0.0001 per share, subject to adjustment in accordance with the SPA (such additional warrants, the “Uncertificated Warrants” and, together with the Certificated Warrants and all other SPA Warrants required to be issued under the SPA, collectively the “MHCI SPA Warrants”), provided that as of the date hereof, the Issuer has not issued, and MHCI has not received, any certificate representing the Uncertificated Warrants.

O.	WHEREAS, pursuant to the terms of the SPA and the SPA Notes, indebtedness evidenced thereby:

(1)

is payable in full on demand at the election of holders of the SPA Notes (collectively, the “Holders”) whose interest represents greater than 50% of all indebtedness outstanding under all SPA Notes (including the MHCI SPA Notes) (such date the “SPA Maturity Date”), provided that such date may not be earlier than December 31, 2025;

(2)	bears simple interest at 6% per annum (on the basis of a 365-day year); and

(3)	is convertible in whole into Class A shares in the capital stock of the Issuer (“Conversion Units”), at the fixed conversion rate of US$1.00 per share.

P.

WHEREAS, as guaranty all of the indebtedness and obligations due to MHCI under the SPA and the MHCI SPA Notes, and all related loan documents, the CIC LLC entered into a guaranty agreement dated as of August 14, 2023, in favor of, inter alios, MHCI, in its capacity as investor under and pursuant to the SPA (the “MHCI SPA Guaranty” and, together with the SPA, the MHCI SPA Notes, the Omnibus MHCI Note Amendment, and any and all other guarantees, security and other documents granted by any person to MHCI to secure, guarantee, or otherwise pursuant to or in connection with the debts, liabilities and obligations owing by the Issuer to MHCI under, pursuant to, or in connection with the SPA, the MHCI SPA Notes, or any of them, the “Loan Documents”);

Q.

WHEREAS, as at the date hereof, the aggregate of all outstanding principal and accrued and unpaid interest owing by the Issuer to MHCI under the Loan Documents is US$11,821,921 (the “Issuer Obligations”);

R.

WHEREAS, other than pursuant to applicable securities laws, MHCI is not restricted from assigning all or any part of its rights and interests under the SPA, the MHCI SPA Notes, the MHCI SPA Guaranty or any other Loan Document and, subject to obtaining the prior written consent of the Issuer, is not restricted from assigning all or any part of its rights and interests under the MHCI SPA Warrants and the MHCI Rights Agreement;

S.

WHEREAS, the Purchaser proposes to conclude an equity financing (the “PIPE Financing”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”), by and among the Purchaser, Odyssey Marine Exploration, Inc. (“Omega”), and each of the investors identified on the signature pages thereto;

T.

WHEREAS, MHCI wishes to make an in-kind equity investment in the PIPE Financing in the amount of US$15,606,625 in exchange for MHCI assigning to the Purchaser the Issuer Obligations, and all of MHCI’s rights and interests under the SPA, the MHCI SPA Warrants, the MHCI Rights Agreement, the MHCI SPA Notes, the MHCI SPA Guaranty and the other Loan Documents;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party to the other, the parties agree as follows:

1.

The Purchaser hereby agrees to purchase from MHCI, and MHCI agrees to sell to the Purchaser, all of MHCI’s right, title and interest in and to the MHCI SPA Warrants, the MHCI Rights Agreement, the Loan Documents and the Assigned Rights and Obligations (as defined herein) for the aggregate amount of US$15,606,625 (the “MHCI Contribution Amount”).

2.

MHCI hereby agrees to subscribe for Shares (as defined in the Securities Purchase Agreement) and Warrants (as defined in the Securities Purchase Agreement) in an amount equal to the MHCI Contribution Agreement (the “PIPE Commitment”).

3.

The Purchaser and MHCI hereby agree that the PIPE Commitment shall be offset on the Purchase Date (as defined herein) by the MHCI Contribution Amount in connection with the closing of the transactions contemplated by this Agreement.

4.

Upon the closing of the PIPE Financing (such date being referred to herein as the “Purchase Date”), MHCI hereby irrevocably sells, assigns, and transfers to the Purchaser, to have and to hold the same unto the Purchaser and the Purchaser’s successors, assigns, and legal representatives forever:

(a)

all of MHCI’s right, title and interest in and to the SPA, the MHCI SPA Warrants, the MHCI Rights Agreement, the MHCI SPA Notes, the MHCI SPA Guaranty, and the other Loan Documents, including but not limited to:

(i)

its right to repayment of the Issuer Obligations, all accrued and unpaid interest owing to it, all accrued and unpaid fees owing to it and any other obligations owing to it in connection with the Loan Documents (collectively, the “Assigned Obligations”); and

(ii)

all of MHCI’s rights, benefits and interests under the MHCI SPA Warrants, the MHCI Rights Agreement and the Loan Documents (the “Assigned Rights” and, together with the Assigned Obligations, collectively the “Assigned Rights and Obligations”).

5.

The Purchaser’s obligation pursuant to this Agreement are subject to the satisfaction (or waiver in accordance with the terms and conditions of this Agreement, in each case, in the Purchaser’s sole discretion) of each of the following conditions precedent:

(a)

the Purchaser has received a duly executed and completed Securities Purchase Agreement from MHCI in form and substance reasonably satisfactory to MHCI and the Purchaser in connection with the PIPE Financing, including, if applicable, a duly executed and completed registration rights agreement from MHCI in form and substance reasonably satisfactory to MHCI and the Purchaser (the “MHCI PIPE SPA”); and

(b)	the Purchaser has received a duly executed and completed Lock-Up Agreement (as defined herein) from MHCI in connection with the PIPE Financing.

6.

MHCI’s obligation pursuant to this Agreement are subject to the satisfaction (or waiver in accordance with the terms and conditions of this Agreement, in each case, in the MHCI’s sole discretion) of each of the following conditions precedent:

(a)	MHCI has received a duly executed and completed MHCI PIPE SPA from Purchaser, Omega and any other parties thereto; and

(b)	the concurrent issuance of the Shares and Warrants included in the PIPE Commitment to MHCI.

7.	MHCI represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties:

(a)

this Agreement is a legal, valid, and binding agreement of MHCI, enforceable against MHCI in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors’ rights generally and general equitable principles;

(b)

the General Partner, in its capacity as general partner for and on behalf of MHCI, has full power and authority, and has taken all action necessary, to authorize, execute and deliver this Agreement and to authorize MHCI to undertake its duties and obligations hereunder and to consummate the transactions contemplated hereby;

(c)	the aggregate amount of the Assigned Obligations as of the date hereof is US$11,821,921;

(d)

any payment received on account of the Assigned Obligations under or related to any of the Loan Documents, after the date hereof, shall inure to the sole benefit of the Purchaser and its successors and assigns, and MHCI shall transfer and assign all such amounts to the Purchaser on the Purchase Date;

(e)

the aggregate amount of all obligations under the SPA evidenced by the SPA Notes (including, without limitation, the Issuer Obligations) as of the date hereof, is US$11,821,921; and the MHCI SPA Notes and MHCI SPA Warrants represent all SPA Notes and SPA Warrants issued to MHCI under or pursuant to the SPA;

(f)

as at the date hereof the persons listed in Schedule A represent all the Holders of SPA Notes under the SPA, together with the aggregate amount of outstanding principal and accrued and unpaid interest owing by the Issuer to such Holder as evidenced thereby;

(g)

that neither MHCI nor the Issuer has exercised any of its rights, in whole or in part, to convert the Issuer Obligations, or any part thereof or interest thereon, into Conversion Units in accordance with the terms of the SPA or the MHCI SPA Notes;

(h)

as at the date hereof, that neither has the SPA Maturity Date occurred, nor have the Holders whose aggregate interest represents greater than 50% of all indebtedness outstanding under all SPA Notes made a demand for repayment to the Issuer;

(i)	as at the date hereof, MHCI has not exercised its purchase rights under or pursuant to any of the MHCI SPA Warrants;

(j)

that MHCI has not terminated, discharged, assigned, surrendered or released any of the Assigned Rights and Obligations under the SPA, the MHCI SPA Notes, the MHCI SPA Warrants, the MHCI Rights Agreement or any of the other Loan Documents, in whole or in part, and MHCI is the owner of the Assigned Rights and Obligations, free and clear of any lien, claim, encumbrance security interest or restriction on transfer other than restrictions on transfer pursuant to applicable securities laws;

(k)

that neither MHCI nor any other Holder has applied to the Cook Islands Business Trade Investment Board for approval for approval under the laws of the Cook Islands for the first issuance of Conversion Units in connection with a requested conversion pursuant to Article 4 of the SPA; and,

(l)	the recitals of this Agreement are true and correct.

8.	The Purchaser represents and warrants to MHCI as follows and acknowledges that the MHCI is relying on such representations and warranties:

(a)

this Agreement is a legal, valid, and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors’ rights generally and general equitable principles;

(b)

the Purchaser has full power and authority, and has taken all action necessary, to authorize, execute and deliver this Agreement and to authorize the Purchaser to undertake its duties and obligations hereunder and to consummate the transactions contemplated hereby; and

(c)

The Purchaser acknowledges and agrees that the representations and warranties of MHCI in Section 7 hereof (the “Specified Representations”) constitute the sole and exclusive representations and warranties to the Purchaser in connection with the transactions contemplated by this Agreement. The Purchaser acknowledges and agrees that, other than the Specified Representations, none of MHCI or any other person or entity makes, will make or has made (and the MHCI expressly disclaims) any representations or warranties of any kind or nature, express or implied, regarding the Loan Documents, the Issuer, the Assigned Rights and Obligations or any other matter in connection with the transaction contemplated by this Agreement, and the Purchaser acknowledges and agrees that it is not relying on any representations, warranties or other information or materials provided by MHCI or any other person or entity other as expressly set forth in the Specified Representations.

9.

MHCI agrees that, upon the occurrence of the Purchase Date, it shall enter into a lock-up agreement in form and substance reasonably satisfactory to MHCI and the Purchaser (the “Lock-Up Agreement”), which Lock-Up Agreement shall provide that, with respect to 65% of the Shares and Warrants issued to MHCI in connection with the PIPE Financing, MHCI shall not, for six (6) months following the issuance of the Shares and Warrants (the “Restricted Period”) directly or indirectly: (i) sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, pledge, encumber, hypothecate, or otherwise transfer or dispose of (collectively, “Transfer”) any Shares, Warrants or any securities convertible into or exercisable or exchangeable for Shares; (ii) enter into any swap, derivative, hedging or similar arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares; or (iii) make any public announcement or filing under applicable securities laws regarding any of the foregoing. Notwithstanding the foregoing, the restrictions in this Section 9 shall not apply to Transfers (collectively, “Permitted Transfers”): (A) by gift or for estate-planning purposes; (B) by will or intestacy upon death; (C) to any affiliate of MHCI or to any trust, partnership, limited liability company or other entity for the benefit of, or controlled by, or under common control with, MHCI; or (D) in the case of an entity, to its members, partners, or stockholders in connection with a bona fide distribution thereof; provided, in each case, that the transferee agrees in writing to be bound by the terms of this Section 9 and no public announcement or filing shall be required or voluntarily made during the Restricted Period in connection with such Transfer. In addition to the foregoing, MHCI further covenants and agrees that, in the event MHCI intends to enter into a transaction, or series of transactions, other than a Permitted Transfer whereby MHCI will sell, or otherwise transfer, Shares in an amount representing more than 5% of the Shares issued to MHCI in connection with the PIPE Financing, MHCI shall provide the Purchaser with not less than 24-hours prior notice in advance of any such sale or transfer.

10.

MHCI and the Purchaser hereby agree and undertake, at the expense and reasonable request and sole expense of the requesting party, to execute such further and other documents or assurances and do such further acts as may be necessary to give effect to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, following the Purchase Date, MHCI agrees to, at the request and sole expense of the Purchaser, take all such steps as may be required pursuant to the terms of the MHCI SPA Warrants, the MHCI Rights Agreement, the MHCI SPA Notes, or any other Loan Document (including, without limitation and to the extent required pursuant to the terms thereof, obtaining the written consent of the Issuer and surrendering original copies of such Loan Documents to the Issuer) to formally assign and transfer the MHCI SPA Warrants, the MHCI Rights Agreement, the Loan Documents and the Assigned Rights and Obligations to the Purchaser.

11.

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and may not be amended or modified in any respect except by written instrument signed by MHCI and the Purchaser.

12.

Any provision of this Agreement which is illegal, prohibited or unenforceable in any jurisdiction, in whole or in part, shall not invalidate the remaining provisions hereof; and any such illegality, prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same agreement counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, as amended, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.	This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

15.

It is the intent of MHCI that, from and after the Purchase Date, the Issuer may rely on an executed copy of this Agreement as evidence that the MHCI SPA Warrants, the MHCI Rights Agreement, the Loan Documents and the Assigned Rights and Obligations have been assigned and transferred to the Purchaser in accordance with the terms hereof, and shall constitute sufficient authority for the Issuer to re-issue any and all Loan Documents in the name of the Purchaser.

16.

This Agreement, and any claim, controversy, or dispute arising out of or relating to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles that would require the application of the laws of any other jurisdiction. Each party irrevocably agrees that any action or proceeding arising out of or relating to this Agreement shall be brought exclusively in the state or federal courts located in the Borough of Manhattan, New York City, New York. Each party irrevocably submits to the jurisdiction of such courts and waives any objection to venue, including any claim that such forum is inconvenient. Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in any legal proceeding arising out of or relating to this Agreement.

17.	All capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the SPA.

18.

In the event the PIPE Financing is abandoned or the Purchase Date otherwise does not occur, this Agreement shall automatically terminate and be of no further force or effect; provided, however, that such termination shall not prevent a party from recovering for willful breaches of representations, warranties and covenants under this Agreement occurring prior to such termination.

[signature pages follow]

IN WITNESS WHEREOF each of the parties have executed this Agreement as of the date indicated on the first page.

MINERALS HARVESTING COOK ISLANDS, LP, by its general partner, MINERALS HARVESTING CAPITAL, LLC, as seller and assignor

By:	/s/ Raphael Diamond
Name: Raphael Diamond (aka Robbie Diamond)
Title: Manager

AMERICAN OCEAN MINERALS CORPORATION, as purchaser and assignee

By:	/s/ Philip Plough
Name: Philip Plough
Title: Director